UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Hines Global REIT, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hines Global REIT, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

NOTICE OF ADJOURNMENT OF ANNUAL MEETING OF STOCKHOLDERS

September 17, 2015

To the stockholders of Hines Global REIT, Inc.:

On September 17, 2015, we adjourned our annual meeting of stockholders. We have rescheduled the meeting in order to allow for solicitation of additional proxies with respect to the election of the nominees to serve on our board of directors. The meeting will resume on September 29, 2015 in the 2nd floor Conference Center of Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056 at 9:30 a.m., local time. The only item of business that is expected to properly come before the meeting when it is reconvened on September 29, 2015 is a vote with respect to the election of the nominees to serve on our board of directors.  We are not planning to make a presentation to our stockholders concerning our operations and other matters when the meeting reconvenes, as management previously made such a presentation at the meeting on September 17, 2015.

Regards,

Jeffrey C. Hines
Chairman
Houston, Texas
September 17, 2015